Exhibit 10.12

September 4, 2007

Edward Goldfinger

20 Waterston Rd

Newton, MA 02458

Dear Ed:

On behalf of Zipcar, Inc. (the “Company”), I am pleased to extend an offer of employment as Chief Financial Officer reporting directly to me.

Your annualized base salary will be $225,000, paid bi-monthly per the Company’s pay policy You also will be eligible to receive a discretionary incentive and performance bonus of up to 40% of your base salary. The bonus is based on your individual MBO’s, Company performance and your continued employment until the payment is made by the Company. Any such bonus will be pro rated for your partial year of employment in 2007. This bonus, if any, generally will be paid within the first quarter of the next calendar year.

Subject to approval by the Company’s Board of Directors, the Company will grant to you an option to purchase 525,000 shares of the Company’s Common Stock which will vest (i.e., become exercisable) as to 25% of the shares on the first anniversary of your first day of employment. The remaining options will vest in equal amounts of 10,938 shares per month for 36 months beginning on your first anniversary of employment subject to your continued employment by the Company. The option exercise price will be equal to the fair market value of a share of Common Stock on the date of grant of the option as determined by the Company’s Board of Directors. The option will be issued pursuant to the 2000 stock option plan and will be subject to all of the terms and conditions set forth in the 2000 stock option plan and the stock option agreement covering the option, which must be executed to affect the grant of any option. The applicable stock agreement shall include a change in control (CIC) provision that will provide, upon the occurrence of certain circumstances and events as described therein, accelerated vesting as to 25% of the unvested shares in the event of a CIC and accelerated additional 25% of the unvested shares in the event your employment is terminated under certain conditions within twelve (12) months of a CIC. The specific details and requirements for accelerated vesting shall be as set forth in the stock option agreement.

You will be eligible to participate in Zipcar’s benefit plans, provided you are eligible under (and subject to all provisions of) the plan documents governing those programs. The benefits made available by the Company, and the rules, terms, and conditions for participation in such benefit plans may be changed by the Company at any time and from time to time without advance notice. You also will be eligible to accrue up to three (3) weeks paid vacation per calendar year at the rate of 1.25 days per month. Use of such vacation time is subject to Company policy.

This offer is contingent on passing a background check. As a condition of employment, you will also be required to execute the Company’s Invention and Non-Disclosure Agreement and Non-Competition and Non-Solicitation Agreement

In the event that the Company terminates your employment with the Company without “Cause”, or you terminate your employment with the Company for “Good Reason” (as such terms are defined in your stock option agreement), then, provided you enter into a binding release of claims in favor of the Company, the Company shall promptly pay to you after the release of claims becomes binding a lump-sum amount equal to your then monthly base salary, for the severance period then in effect. The severance period shall be six (6) months. If, however, your employment is terminated either by the Company without “Cause” or by you for Good Reason within twelve (12) months of a CIC, the severance period shall be eight (8) months regardless of your length of continuous employment with the Company.

All severance payments are subject to withholding of such amounts, if any, relating to tax and other payroll deductions as the Company reasonably determines are required pursuant to any applicable law or regulations. Furthermore, no payments that may be made pursuant to this section that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code and the guidance issued thereunder (“Section 409A”) may be accelerated or deferred by the Company or by you. Notwithstanding anything else to the contrary in this offer letter, to the extent that any of the payments that may be made hereunder constitute “nonqualified deferred compensation”, within the meaning of Section 409A and you are a “specified employee” upon your resignation (as defined under Section 409A), any such payment shall be delayed following your resignation date if, absent such delay, such payment would otherwise be subject to penalty under Section 409A. In any event, the Company makes no representation or warranty and shall have no liability to you or to any other person if any provisions of this letter agreement are determined to constitute “nonqualified deferred compensation” subject to Section 409A but do not satisfy the requirements of that section.

This letter shall not be construed as an agreement, either expressed or implied, to employ you for any stated term, and shall in no way alter the Company’s policy of employment at will, under which both you and the Company remain free to terminate the employment relationship, with or without cause, at any time, with or without notice. Similarly, nothing in this letter shall be construed as an agreement, either express or implied, to pay you any compensation or grant you any benefit beyond the end of your employment with the Company.

For purposes of federal immigration law, you will be required to provide the Company with documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

- 2

We are looking forward to working with you at Zipcar, and to your becoming a part of a company that provides great value to its customers and employees. I believe that you have much to offer and much to gain in joining us. We look forward to receiving a favorable response from you by September 4, 2007, acknowledging that you have accepted this offer of employment and indicating your intended start date.

Very Truly Yours,

Scott Griffith
Chief Executive Officer
ACCEPTANCE AND START DATE

Please sign below to accept this at-will offer to join Zipcar, Inc. in accordance with the terms set forth in this offer letter and indicate your start date. Please return a signed copy of this letter via fax (617.995.4300) or by mail to:

Connie Puglia VP, Human Resources ZipCar, Inc. 25 First Street, 4th Floor Cambridge, MA 02141
Important: Please call Connie Puglia at 617.995.4243 prior to sending the fax to ensure confidentiality.

9/4/07
Edward Goldfinger	Date

9/4/07
Start Date

- 3

December 15, 2008

Edward Goldfinger

20 Waterston Road

Newton, MA 02458

Dear Ed,

This letter updates and amends your offer letter between you and Zipcar Inc. “the Company”, dated 9/04/2007.

On behalf of Zipcar, Inc. (the “Company”), lam pleased to extend to you an offer of employment as Chief Financial Officer. This is a full time position, with employment commencing on September 4, 2007. In this position you will report to the CEO.

As of the date of this letter, your annual salary will be two hundred thirty six thousand two hundred fifty dollars ($236,250) per year, to be paid in bi-weekly installments, in the amount of $9086.54, in accordance with Zipcar’s usual payroll practices. All compensation shall be subject to the customary withholding tax and other employment taxes and deductions as required by law.

You are also eligible to receive a discretionary annual bonus of up to forty percent (40%) of your annualized base salary. This bonus, if any, will be based on mutually agreed upon performance and company objectives. Payment of this bonus is based upon a recommendation by the CEO and is subject to the discretion of and approval by the Company’s compensation committee of its Board of Directors (the “Board”). The bonus, if any, will be payable in the calendar year following the close of the calendar year in which the services are provided to which the annual bonus applies (the “Bonus Payment Date”); provided that you must be employed in good standing by the Company on a Bonus Payment Date in order to be eligible for payment. You understand that you will not be eligible to receive any bonus payment if your employment with the Company has terminated for any reason prior to the Bonus Payment Date. All compensation shall be subject to the customary withholding tax and other employment taxes and deductions as required by law.

Should you accept Zipcar’s offer, you will be eligible to participate in the company’s group health insurance plan and 401(k) plan, as was all other benefit arrangements offered to similarly situated employees of the Company. Your participation in any employee benefit plan or arrangement will be in accordance with and subject to the terms of each such plan or arrangement.

You will be eligible for a maximum of three (3) weeks of vacation per calendar year to be taken at such times as may be approved by the Company. The number of vacation days for which you are eligible shall accrue monthly, and shall be subject to the Company’s general rules and requirements.

You will be entitled to two (2) paid personal days and two (2) paid sick days after completing six (6) months of employment. Thereafter, you will be entitled to two (2) paid personal days and two (2) paid sick days each calendar year.

As a condition of employment, you will be required to execute the Company’s Invention and Non-Disclosure Agreement, Non-Competition and Non-Solicitation Agreement and Comprehensive Security Policy.

In the event that the Company terminates your employment without “Cause,” or you terminate your employment with the Company for “Good Reason,” then, provided you enter into and do not revoke a binding release of claims in favor of the Company within 30 days of the date of your termination, which is reasonably acceptable to the Company, the Company shall pay to you, in accordance with the Company’s regular payroll practices, six (6) months of severance pay at your then applicable base salary. If, however, your employment is terminated either by the Company without “Cause” or by you for Good Reason within twelve (12) months of a CIC, the severance period shall be eight (8) months regardless of your length of continuous employment with the Company. Your severance pay will commence 30 days following the date of termination, provided that the release has been properly executed and not revoked as of such date, or, if the release has been executed and the applicable revocation period has expired prior to the 30th day following your termination of employment, then the severance payments may commence on such earlier date. Notwithstanding the foregoing, if the 30th day following your termination occurs in the calendar year following your termination, then the payments may commence no earlier than January 1 of such subsequent calendar year. The payment of any severance is subject to the terms set forth in Appendix A.

For purposes of this Agreement, “Cause” shall mean your failure to substantially perform your services hereunder or a material breach of any provisions of this Agreement; your commission of any act of fraud, misappropriation, conversion, disloyalty or embezzlement; your commission of a felony or any crime involving an act of dishonesty; or your incompetence, insubordination or gross negligence or willful misconduct.

For purposes of this Agreement, “Good Reason” means the occurrence of one of the following:

(i) a material diminution or other material adverse change in your office, duties, salary, benefits or responsibilities made without your prior written consent;

(ii) a material breach by the Company of this Agreement; or

(iii) a requirement by the Company that your principal place of work be moved to a location more than fifty (50) miles away from its then current location.

Good Reason shall not exist hereunder unless you provide the Company with written notice of the occurrence of one of the above within ninety (90) days of it first occurring, which notice will set forth in specific detail the facts supporting the occurrence of one of the aforementioned events. Notwithstanding the foregoing, however, you shall not have the ability to terminate this Agreement if the facts alleged in such written notice have been cured by the Company prior to the expiration of such thirty (30) day notice period.

All severance payments are subject to withholding of such amounts, if any, relating to tax and other payroll deductions as the Company reasonably determines are required pursuant to any applicable law or regulations.

You represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing you from entering into employment with or carrying out your responsibilities for the Company, or which is in any way inconsistent with the terms of this letter.

This letter shall not be construed as an agreement, either expressed or implied, to employ you for any stated term, and shall in no way alter the Company’s policy of employment at will, under which both you and the Company remain free to terminate the employment relationship, with or without cause, at any time, with or without notice. Similarly, nothing in this letter shall be construed as an agreement, either express or implied, to pay you any compensation or grant you any benefit beyond the end of your employment with the Company.

Ed, please review the information contained in this letter and Appendix A. If you agree with the employment provisions of this letter, please sign the enclosed duplicate of this letter in the space provided below and return it to me.

Very Truly Yours,

Scott W. Griffith
Chairman & CEO

The foregoing correctly sets forth the terms of my employment by Zipcar, Inc.

12/30/08
Edward Goldfinger	Date

Appendix A

Compliance with Section 409A

Subject to the provisions in this Appendix A, any severance payments under your offer letter shall begin only upon the date of your “separation from service” (determined as set forth below) which occurs on or after the date of termination of your employment. The following rules shall apply with respect to distribution of the payments, if any, to be provided to you under your offer letter.

I. It is intended that each installment of the severance payments provided under your offer letter shall be treated as a separate “payment” for purposes of Section 409A of the Internal Revenue Code and the guidance issued thereunder (“Section 409A”). Neither you nor the Company shall have the right to accelerate or defer the delivery of any such payments except to the extent specifically permitted or required by Section 409A.

2. If, as of the date of your “separation from service” from the Company, you are not a “specified employee” (within the meaning of Section 409A), then each installment of the severance payments shall be made on the dates and terms set forth in your offer letter.

3. If, as of the date of your “separation from service” from the Company, you are a “specified employee” (within the meaning of Section 409A), then:

a. Each installment of the severance payments due under your offer letter that, in accordance with the dates and terms set forth herein, will in all circumstances, regardless of when the separation from service occurs, be paid within the Short-Term Deferral Period (as hereinafter defined) shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A. For purposes of your offer letter, the “Short-Term Deferral Period” means the period ending on the later of the fifteenth day of the third month following the end of your tax year in which the separation from service occurs and the fifteenth day of the third month following the end of the Company’s tax year in which the separation from service occurs; and

b. Each installment of the severance payments due under your offer letter that is not described in paragraph 3(a) above and that would, absent this subsection, be paid within the six- month period following your “separation from service” from the Company shall not be paid until the date that is six months and one day after such separation from service (or, if earlier, your death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following your separation from service and any subsequent installments, if any, being paid in accordance with the dates and terms set forth herein; provided, however, that the preceding provisions of this sentence shall not apply to any installment of severance payments if and to the maximum extent that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service). Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) must be paid no later than the last day of the second taxable year following the taxable year in which the separation from service occurs.

4. The determination of whether and when your separation from service from the Company has occurred shall be made and in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section l.409A-l(h). Solely for purposes of this paragraph 4, “Company” shall include all persons with whom the Company would be considered a single employer under Section 414(b) and 414(c) of the Code.

5. All reimbursements and in-kind benefits provided under your offer letter shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during your lifetime (or during a shorter period of time specified in your offer letter), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.

6. Notwithstanding anything herein to the contrary, the Company shall have no liability to you or to any other person if the payments provided in your offer Letter that are intended to be exempt from or compliant with Section 409A are not so exempt or compliant.

April 2, 2010

Edward Goldfinger

20 Waterston Road

Newton, MA 02458

Dear Ed,

This letter updates and amends your offer letter between you and Zipcar Inc. “the Company”, dated 9/04/2007.

On behalf of Zipcar, Inc. (the “Company”), I am pleased to extend to you an offer of employment as Chief Financial Officer. This is a full time position, with employment commencing on September 4, 2007. In this position you will report to the CEO.

As of the date of this letter, your annual salary will be two hundred sixty-two thousand five hundred dollars ($262,500) per year, to be paid in bi-weekly installments, in the amount of $10,096.15, in accordance with Zipcar’s usual payroll practices. All compensation shall be subject to the customary withholding tax and other employment taxes and deductions as required by law.

You are also eligible to receive a discretionary annual bonus of up to fifty percent (50%) of your annualized base salary. This bonus, if any, will be based on mutually agreed upon performance and company objectives. Payment of this bonus is based upon a recommendation by the CEO and is subject to the discretion of and approval by the Company’s compensation committee of its Board of Directors (the “Board”). The bonus, if any, will be payable in the calendar year following the close of the calendar year in which the services are provided to which the annual bonus applies (the “Bonus Payment Date”); provided that you must be employed in good standing by the Company on a Bonus Payment Date in order to be eligible for payment. You understand that you will not be eligible to receive any bonus payment if your employment with the Company has terminated for any reason prior to the Bonus Payment Date. All compensation shall be subject to the customary withholding tax and other employment taxes and deductions as required by law.

Should you accept Zipcar’s offer, you will be eligible to participate in the company’s group health insurance plan and 401(k) plan, as was all other benefit arrangements offered to similarly situated employees of the Company. Your participation in any employee benefit plan or arrangement will be in accordance with and subject to the terms of each such plan or arrangement.

You will be eligible for a maximum of three (3) weeks of vacation per calendar year to be taken at such times as may be approved by the Company. The number of vacation days for which you are eligible shall accrue monthly, and shall be subject to the Company’s general rules and requirements.

You will be entitled to two (2) paid personal days and two (2) paid sick days after completing six (6) months of employment. Thereafter, you will be entitled to two (2) paid personal days and two (2) paid sick days each calendar year.

As a condition of employment, you will be required to execute the Company’s Invention and Non-Disclosure Agreement, Non-Competition and Non-Solicitation Agreement and Comprehensive Security Policy.

In the event that the Company terminates your employment without “Cause,” or you terminate your employment with the Company for “Good Reason,” then, provided you enter into and do not revoke a binding release of claims in favor of the Company within 30 days of the date of your termination, which is reasonably acceptable to the Company, the Company shall pay to you, in accordance with the Company’s regular payroll practices, six (6) months of severance pay at your then applicable base salary. If, however, your employment is terminated either by the Company without “Cause” or by you for Good Reason within twelve (12) months of a CIC, the severance period shall be eight (8) months regardless of your length of continuous employment with the Company. Your severance pay will commence 30 days following the date of termination, provided that the release has been properly executed and not revoked as of such date, or, if the release has been executed and the applicable revocation period has expired prior to the 30th day following your termination of employment, then the severance payments may commence on such earlier date. Notwithstanding the foregoing, if the 30th day following your termination occurs in the calendar year following your termination, then the payments may commence no earlier than January 1 of such subsequent calendar year. The payment of any severance is subject to the terms set forth in Appendix A.

For purposes of this Agreement, “Cause” shall mean your failure to substantially perform your services hereunder or a material breach of any provisions of this Agreement; your commission of any act of fraud, misappropriation, conversion, disloyalty or embezzlement; your commission of a felony or any crime involving an act of dishonesty; or your incompetence, insubordination or gross negligence or willful misconduct.

For purposes of this Agreement, “Good Reason” means the occurrence of one of the following:

(i) a material diminution or other material adverse change in your office, duties, salary, benefits or responsibilities made without your prior written consent;

(ii) a material breach by the Company of this Agreement; or

(iii) a requirement by the Company that your principal place of work be moved to a location more than fifty (50) miles away from its then current location.

Good Reason shall not exist hereunder unless you provide the Company with written notice of the occurrence of one of the above within ninety (90) days of it first occurring, which notice will set forth in specific detail the facts supporting the occurrence of one of the aforementioned events. Notwithstanding the foregoing, however, you shall not have the ability to terminate this Agreement if the facts alleged in such written notice have been cured by the Company prior to the expiration of such thirty (30) day notice period.

All severance payments are subject to withholding of such amounts, if any, relating to tax and other payroll deductions as the Company reasonably determines are required pursuant to any applicable law or regulations.

You represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing you from entering into employment with or carrying out your responsibilities for the Company, or which is in any way inconsistent with the terms of this letter.

This letter shall not be construed as an agreement, either expressed or implied, to employ you for any stated term, and shall in no way alter the Company’s policy of employment at will, under which both you and the Company remain free to terminate the employment relationship, with or without cause, at any time, with or without notice. Similarly, nothing in this letter shall be construed as an agreement, either express or implied, to pay you any compensation or grant you any benefit beyond the end of your employment with the Company.

Ed, please review the information contained in this letter and Appendix A. If you agree with the employment provisions of this letter, please sign the enclosed duplicate of this letter in the space provided below and return it to me.

Very Truly Yours,

/s/ Scott W. Griffith
Scott W. Griffith
Chairman & CEO

The foregoing correctly sets forth the terms of my employment by Zipcar, Inc.

/s/ Edward Goldfinger	4/15/10
Edward Goldfinger	Date

Appendix A

Compliance with Section 409A

Subject to the provisions in this Appendix A, any severance payments under your offer letter shall begin only upon the date of your “separation from service” (determined as set forth below) which occurs on or after the date of termination of your employment. The following rules shall apply with respect to distribution of the payments, if any, to be provided to you under your offer letter.

1. It is intended that each installment of the severance payments provided under your offer letter shall be treated as a separate “payment” for purposes of Section 409A of the Internal Revenue Code and the guidance issued thereunder (“Section 409A”). Neither you nor the Company shall have the right to accelerate or defer the delivery of any such payments except to the extent specifically permitted or required by Section 409A.

2. If, as of the date of your “separation from service” from the Company, you are not a “specified employee” (within the meaning of Section 409A), then each installment of the severance payments shall be made on the dates and terms set forth in your offer letter.

3. If, as of the date of your “separation from service” from the Company, you are a “specified employee” (within the meaning of Section 409A), then:

a. Each installment of the severance payments due under your offer letter that, in accordance with the dates and terms set forth herein, will in all circumstances, regardless of when the separation from service occurs, be paid within the Short-Term Deferral Period (as hereinafter defined) shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A. For purposes of your offer letter, the “Short-Term Deferral Period” means the period ending on the later of the fifteenth day of the third month following the end of your tax year in which the separation from service occurs and the fifteenth day of the third month following the end of the Company’s tax year in which the separation from service occurs; and

b. Each installment of the severance payments due under your offer letter that is not described in paragraph 3(a) above and that would, absent this subsection, be paid within the six-month period following your “separation from service” from the Company shall not be paid until the date that is six months and one day after such separation from service (or, if earlier, your death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following your separation from service and any subsequent installments, if any, being paid in accordance with the dates and terms set forth herein; provided, however, that the preceding provisions of this sentence shall not apply to any installment of severance payments if and to the maximum extent that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service). Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) must be paid no later than the last day of the second taxable year following the taxable year in which the separation from service occurs.

4. The determination of whether and when your separation from service from the Company has occurred shall be made and in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h). Solely for purposes of this paragraph 4, “Company” shall include all persons with whom the Company would be considered a single employer under Section 414(b) and 414(c) of the Code.

5. All reimbursements and in-kind benefits provided under your offer letter shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during your lifetime (or during a shorter period of time specified in your offer letter), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.

6. Notwithstanding anything herein to the contrary, the Company shall have no liability to you or to any other person if the payments provided in your offer letter that are intended to be exempt from or compliant with Section 409A are not so exempt or compliant.